Exhibit 107

Calculation of Filing Fee Tables

SF-3

(Form Type)

Ford Credit Floorplan Master Owner Trust A

(Exact Name of Registrant as Specified in its Charter)

Ford Credit Floorplan Corporation

(Exact Name of Registrant as Specified in its Charter)

Ford Credit Floorplan LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Asset-Backed Securities	Class A-1 Asset-Backed Notes, Series FCFMOTA 202__-__	457(s)	$__________	[100]%	$__________	[_____]	$__________
	Asset-Backed Securities	Class A-2 Asset-Backed Notes, Series FCFMOTA 202__-__	457(s)	$__________	[100]%	$__________	[_____]	$__________
	Asset-Backed Securities	Class B Asset-Backed Notes, Series FCFMOTA 202__-__	457(s)	$__________	[100]%	$__________	[_____]	$__________
	[Asset-Backed Securities	Class C Asset-Backed Notes, Series FCFMOTA 202__-__	457(s)	$__________	[100]%	$__________	[_____]	$__________]
	[Asset-Backed Securities	Class D Asset-Backed Notes, Series FCFMOTA 202__-__	457(s)	$__________	[100]%	$__________	[_____]	$__________]
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities

	Total Offering Amount					$__________		$__________
Total Fees Previously Paid
Total Fee Offsets
	Net Fees Due							$__________

(1) Estimated solely for the purposes of calculation registration fee.

(2) Pursuant to rule 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

[Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(3)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	[Ford Credit Floorplan Master Owner Trust A]	[424H]	[____]	_________, 20__		$_______	Asset-Backed Securities	Asset-Backed Notes, Series FCFMOTA 20__-__	Class [__] Asset-Backed Notes, Series FCFMOTA 20__-__	$___________
Fee Offset Sources	[Ford Credit Floorplan Master Owner Trust A]	[424H]	[____]		_______, 20__						$_________

(3) The Registrant has completed the offering related to the unsold securities for which a filing fee of $[____] was previously paid on [____], 20[__].]